Exhibit 99
LanVision Systems, Inc.

Press Release announcing the Term Note Agreement with the Fifth Third Bank

NEWS RELEASE
Visit our web site at: www.lanvision.com

                                                      COMPANY
                                                      CONTACT:
                                                      PAUL W. BRIDGE, JR.
                                                      CHIEF FINANCIAL
                                                      OFFICER
                                                      (513) 794-7100

FOR IMMEDIATE RELEASE

LANVISION SYSTEMS, INC. RETIRES EXISTING LONG-TERM DEBT
AND OBTAINS NEW THREE YEAR WORKING CAPITAL FINANCING

Cincinnati, Ohio, August 2, 2004 --- LanVision Systems, Inc. (Nasdaq: LANV) today announced that it has repaid its existing long-term debt and the related deferred interest payable at maturity. Simultaneously therewith, LanVision entered into a new $3.5 million three year term facility with the Fifth Third Bank of Cincinnati, OH to support its working capital needs. Under the terms of the new agreement, interest is due quarterly, at the prime rate plus 2%, with annual principal payments necessary to retire the loan in three years. The agreement contains the usual and customary covenants, including minimum tangible net worth, fixed charge coverage ratio, funded debit to EBITDA, etc.

Paul W. Bridge, Jr., LanVision's Chief Financial Officer commented, "Based on the current prime rate and the anticipated outstanding loan balance during the second half of the current fiscal year, the anticipated interest expense will be $109.6 thousand compared with $955.8 thousand in the second half of the prior fiscal year or a reduction in interest expense of $846.2 thousand, or approximately $0.09 per share, for the second half of the current fiscal year. For the next fiscal year (2005), the annual interest expense is anticipated to be approximately $148.0 thousand compared with $908.0 thousand anticipated for the current fiscal-year (2004), or a reduction of approximately $760.0 thousand in interest expense."

J. Brian Patsy, LanVision's President commented, "The payment of the previous higher interest debt, which was undertaken in fiscal 1998 in connection with the restructuring of LanVision, is now complete. The new loan will allow us: greater operating flexibility, the ability to prepay the loan, at any time, from anticipated future increases in operating cash flow, and/or the ability to invest the interest savings in future growth opportunities. This milestone marks the beginning of a new era for LanVision, and we believe that the terms of the new bank loan recognize the great progress LanVision has made in the past three years in returning the Company to consistent operating profitability. LanVision has generated in excess of $2 million of Operating Profit in each of the last three years. During the same three year period, LanVision's interest expense from the prior loan was a combined $5.9 million. LanVision has achieved a significant milestone by eliminating the heavy ongoing interest burden."

ABOUT LANVISION SYSTEMS, INC.

LanVision is a healthcare information technology company focused on digitally streamlining healthcare by providing solutions that improve document-centric information flows while complementing and enhancing existing transaction-centric healthcare information systems. The Company's workflow and document management solutions bridge the gap between current, inefficient paper-based processes and transaction-based healthcare information systems by 1) electronically capturing document-centric information from disparate sources, 2) electronically directing that information through vital business processes, and 3) providing access to the information for authenticated users (such as physicians, nurses, administrative and financial personnel and payers) across the continuum of care.

The company's workflow-based products and services offer unique solutions to specific healthcare business processes within the Medical Record life cycle and the revenue cycle, such as remote coding, abstracting and chart completion, remote physician order processing, pre-admission registration scanning, insurance verification, denial management, secondary billing services, explanation of benefits processing and release of information processing.

LanVision's products and services also create an integrated document-centric repository of historical health information that is complementary and can be seamlessly "bolted on" to existing transaction-centric clinical, financial and management information systems, allowing healthcare providers to aggressively move toward fully Electronic Medical Record (EMR) processes while improving service levels and convenience for all stakeholders. These integrated systems allow providers and administrators to dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart completion, document retention and archiving.

LanVision's systems can be provided on a subscription basis via remote hosting services or installed locally. LanVision provides ASPeN, ASP-based remote hosting services to The University Hospital, a member of The Health Alliance of Greater Cincinnati, M. D. Anderson Cancer Center and Children's Medical Center of Columbus, Ohio among others. In addition, LanVision has installed its workflow and document management solutions at leading healthcare providers including Stanford Hospital and Clinics, the Albert Einstein Healthcare Network, Parkview Health System, ProMedica Health System, Inc., the University of Pittsburgh Medical Center, Medical University Hospital Authority of South Carolina, and Memorial Sloan-Kettering Cancer Center. For additional information on LanVision, please visit our website at http;//www.lanvision.com.

ABOUT FIFTH THIRD BANKCORP

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $95.6 billion in assets, operates 17 affiliates with 995 full-service Banking Centers, including 130 Bank Mart(R) locations open seven days a week inside select grocery stores and 1,849 Jeanie(R) ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee and West Virginia. The financial strength of Fifth Third's Ohio and Michigan banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor's and Moody's, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1, and is recognized by Moody's with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. The company's common stock is traded through the NASDAQ(R) National Market System under the symbol "FITB."

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Statements contained herein that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to refinance the long-term debt and deferred interest at maturity, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell LanVision products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the LanVision Systems, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(C)2004 LanVision Systems, Inc., Cincinnati, OH 45242.